UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 6, 2010

(Exact name of registrant as specified in its charter)

Connecticut	1-15052	06-1541045
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

157 Church Street, New Haven, Connecticut		06506
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone Number,
Including Area Code		(203) 499-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors

At its December 6, 2010 meeting, the Compensation and Executive Development Committee of the Board of Directors of UIL Holdings Corporation (UIL Holdings) approved one-time grants of restricted stock as detailed below:

Name	Position	Shares Granted
James P. Torgerson	President and Chief Executive Officer	6,687
Anthony J. Vallillo	Executive Vice President and Chief Operating Officer	1,672
Richard J. Nicholas	Executive Vice President and Chief Financial Officer	3,343
Linda L. Randell	Senior Vice President, General Counsel and Corporate Secretary	3,343
Steven P. Favuzza	Vice President and Controller	2,126
Sigrid Kun	Senior Counsel and Assistant Corporate Secretary	1,778

The number of shares granted was based the fair market value of UIL Holdings common stock on the date of the grant.  The shares to each recipient vest on the third anniversary of the grant provided the recipient has been continuously employed by UIL Holdings prior to the vesting date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UIL HOLDINGS CORPORATION
Registrant

Date: 12/7/10	By /s/ Richard J. Nicholas
Richard J. Nicholas
Executive Vice President
and Chief Financial Officer